Exhibit 10(b)(ii)

                  Agency Premium Resource, Inc.
                  Receivables Purchase Facility

                         FIRST AMENDMENT

     This is the first amendment ("First Amendment") dated as of September 15, 1993 to that certain Receivables Purchase Agreement ("Purchase Agreement") dated as of July 16, 1993 among Agency Premium Resource, Inc. ("Seller"), Seafield Capital Corporation ("Parent") and Continental Bank N.A. ("Purchaser"). Capitalized terms used herein and not otherwise defined are used as defined in the Purchase Agreement.

I. AMENDMENTS. Seller, Parent and Purchaser hereby agree to amend the Purchase Agreement as set forth below.

1.01. Section 7.03(h) of the Purchase Agreement is hereby amended by inserting at the end thereof the following proviso:

     "provided, further, that Seller may at any time purchase or redeem subordinated indebtedness owed to Parent as permitted by Section 7.03(i)(iii) if at such time each of the following shall obtain (w) the Liabilities to Net Worth ratio set forth in Section 7.03(f) is less than 6:1, (x) Seller shall have had a positive net income for each of the three preceding months, (y) no Termination Event or Unmatured Termination Event shall have occurred and be continuing and (z) sufficient Collections on Receivables financed with such subordinated indebtedness shall have been received by Servicer to make such purchase or redemption (it being understood that Collections received in respect of any other Receivables shall not be used to make any such purchase or redemption)".

1.02. Section 7.03(i) of the Purchase Agreement is hereby amended (x) by deleting the word "and" in the seventh line thereof and inserting in its place "," and (y) by inserting the following new clause (iii) at the end of the eighth line thereof:

     "and (iii) subordinated indebtedness of the Seller to the Parent in an aggregate amount at any time outstanding of not more than $5,000,000 (provided that no such subordinated indebtedness shall be incurred unless the proceeds of such indebtedness are used by Seller to finance Receivables that do not meet the requirements of the definition of Eligible Receivable hereunder and provided, further, that Seller shall have notified (as to Obligor and amount and stating that the proceeds thereof will be used to finance Receivables of the type described in the preceding proviso) Purchaser as to which Receivables will be excluded from the Receivables Pool for such purpose)".

1.03.  Clause (i)(w) of the definition of the term Eligible
Receivable set forth in Schedule I to the Purchase Agreement is hereby amended and restated in its entirety as follows:

     "(i)(w) which arose from a loan with a maturity of nine months or less (provided, that, a Receivable ("Provisional Receivable") arising from a loan having a maturity in excess of nine months but not exceeding twelve months shall also be an Eligible Receivable, but the "Unpaid Principal Balance" thereof at any time will be deemed equal to the Unpaid Principal Balance of the loan less the aggregate amount of all loan payments falling due more than nine months after the date of the loan),".

1.04.  The definition of the term Receivables Pool set forth in
Schedule I to the Purchase Agreement is hereby amended by (x) deleting the word "and" at the end of the third line thereof and substituting therefor "," and (y) by inserting the following at the end thereof:

     "and (iii) the Receivables permitted by Purchaser to be financed by Seller pursuant to Section 7.03(i)(iii) through the incurrence of subordinated indebtedness by Seller owed to the Parent".

II.  MISCELLANEOUS.

2.01. Effectiveness. This First Amendment shall become effective upon receipt by the Purchaser of signed counterparts from each of the parties hereto.

2.02. Documentation for Subordinated Indebtedness. All subordinated indebtedness incurred by Seller pursuant to Section 7.03(i)(iii) of the Purchase Agreement shall be incurred by Seller pursuant to one (and only one) subordinated note, which subordinated note shall be substantially in the form of the subordinated note attached hereto as Exhibit A.

2.03.  Governing Law.  THIS FIRST AMENDMENT SHALL BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE
OF ILLINOIS.

2.04 Captions. The various captions in this First Amendment are included for convenience only and shall not affect the meaning and interpretation of any provision of this First
Amendment.

2.05. Execution in Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same First Amendment.

     IN WITNESS WHEREOF, the parties have caused this First
Amendment to be executed by their respective officers hereunto duly authorized, as of the date first written above.

                              AGENCY PREMIUM RESOURCE, INC.
                              By:
                              Title:  President

                              SEAFIELD CAPITAL CORPORATION
                              By:
                              Title:  Chief Financial Officer

                              CONTINENTAL BANK N.A.
                              By:
                              Title:  Vice President

                            EXHIBIT A
            [Form of Subordinated Intercompany Note]
                         NON-NEGOTIABLE
                     SUBORDINATED TERM NOTE

_____________, 1993
$5,000,000

     FOR VALUE RECEIVED, the undersigned, AGENCY PREMIUM RESOURCE, INC., a Kansas corporation ("Seller"), promises to pay to SEAFIELD CAPITAL CORPORATION, a Missouri corporation ("Parent"), ON DEMAND (provided that such demand may be made by Parent only on the terms and subject to the conditions set forth herein and in the Purchase Agreement referred to below), the lesser of $5,000,000 and the aggregate unpaid principal amount at any time advanced by Parent and outstanding hereunder, as such unpaid principal amount is shown in the records of the Servicer. Parent shall not make any advance hereunder unless Parent shall have received copies of Seller's notification of Purchaser as required by Section 7.03(i)(iii) of the Purchase Agreement, which notification shall include the name of the Obligor(s), the amount of the requested advance and shall state that the proceeds of such advance will be used by Seller to finance Receivables that do not meet the definition of Eligible Receivable under the Purchase Agreement.

1. Definitions. Unless otherwise indicated, capitalized terms used but not defined herein have the meanings assigned thereto in
Schedule I to that certain Receivables Purchase Agreement dated as of July 16, 1993 (as the same may be amended, supplemented, amended and restated or otherwise modified in accordance with its terms, the "Purchase Agreement"), among Seller, Parent and Continental Bank N.A., as Purchaser. In addition, as used herein, the following terms have the following meanings:

          "Bankruptcy Proceedings" has the meaning set forth in clause (b) of paragraph 7 hereof.

          "Final Maturity Date" means the Settlement Date immediately following the date that falls one hundred and twenty one (121) days after the Purchase
     Termination Date.

          "Note Rate" means the rate of interest publicly announced from time to time by Continental Bank as its "reference rate" minus one-half of one percent (0.5%).

          "Senior Interests" means, collectively, (i)
     Purchaser's Investment, (ii) all fees referred to in
     Section 4.01 of the Purchase Agreement, (iii) all amounts payable pursuant to Sections 4.02 and 11.01 of the Purchase Agreement, and (iv) all other amounts payable by Seller under the Purchase Agreement, together with any and all interest accruing on any such amount notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder and their successors, assigns and transferees, as against Seller or anyone else, to collect such interest.

          "Senior Interest Holders" means, collectively, the Purchaser, the Affected Parties and the Indemnified
     Parties and their successors, assigns and transferees.

          "Senior Security Interest" means the security interest granted to Purchaser pursuant to Section 7.04 of the Purchase Agreement.

          "Subordination Provisions" means, collectively, clauses (a) through (l) of paragraph 7 hereof.

2. Interest Subject to the Subordination Provisions set forth below, Seller promises to pay interest on the aggregate unpaid principal balance hereunder that is outstanding from time to time from (and including) the date hereof to (but excluding) the date on which the entire aggregate unpaid principal balance hereunder is fully paid at a rate per annum equal to the Note Rate.

3. Interest Payment. Subject to the Subordination Provisions set forth in paragraph 7 below, payments of accrued and unpaid interest on this Subordinated Term Note shall be made by Seller on each Settlement Date unless on such Settlement Date Seller would not be permitted to make any payments that reduce the unpaid principal balance of this Subordinated Term Note pursuant to paragraph 5 hereof on such day.

4. Basis of Computation. Interest accrued hereunder shall be computed from the actual number of days elapsed on the basis of a year consisting of 360 days.

5. Principal Payment. Subject to the Subordination Provisions set forth in paragraph 7 below, payments of the principal amount of this Subordinated Term Note may be made on any Business Day only as follows:

     (a) Payments of principal of this Subordinated Term Note shall be made only if at the time of such payment each of the following shall obtain (w) the Liabilities to Net Worth ratio set forth in Section 7.03(f) of the Purchase Agreement is less than 6:1, (x) Seller shall have had a positive net income for each of the three preceding months, (y) no Termination Event or Unmatured Termination Event shall have occurred and be continuing under the Purchase Agreement and (z) sufficient Collections on Receivables financed with such subordinated indebtedness shall have been received by Servicer to make such purchase or redemption (it being understood that Collections received in respect of any other Receivables and any other funds shall not be used to make any such purchase or redemption).

     (b) The entire remaining unpaid principal balance hereunder outstanding shall be paid on the Final Maturity Date.

6. Cash Payment Mechanics. All cash payments of principal and interest hereunder are to be made in lawful money of the United
States of America in the manner specified in Section 8.4 of the Purchase Agreement.

7. Subordination Provisions. Seller covenants and agrees, and the Parent, by its acceptance of this Subordinated Term Note, likewise covenants and agrees on behalf of itself and any holder of this Subordinated Term Note, that the payment of the principal amount of and the interest on this Subordinated Term Note is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 7.

     (a) No payment or other distribution of Seller's assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Subordinated Term Note except to the extent such payment or other distribution is made pursuant to paragraph 3 or clause (a) or (b) of paragraph 5 of this Subordinated Term Note;

     (b) In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to Seller whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon any assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of Seller other than as permitted by the Purchase Agreement (such proceedings being herein collectively called "Bankruptcy Proceedings"), the Senior Interests shall first be paid and performed in full and in cash before the Parent shall be entitled to receive or to retain any payment or distribution in respect of this Subordinated Term Note. In order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of this Subordinated Term Note to which the Parent would be entitled except for this paragraph (b) shall be made directly to the Purchaser (for the benefit of the Senior Interest Holders); (ii) the Parent shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Subordinated Term Note, and shall cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to Purchaser (for the benefit of the Senior Interest Holders) until the Senior Interests shall have been paid and performed in full and in cash; and (iii) the Parent hereby irrevocably agrees that Purchaser may in the name of the Parent or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any Bankruptcy Proceedings with respect to any and all of the claims of the Parent relating to this Subordinated Term Note, in each case until the Senior Interest shall have been paid and performed in full and in cash and, to facilitate the performance or observance by the Purchaser of the terms of this subparagraph
(iii), the Parent hereby irrevocably appoints the Purchaser, or the delegate of the Purchaser as the attorney-in-fact of the Parent (which appointment is coupled with an interest) with the right (but not the duty) from time to time to take such actions as the Purchaser may deem necessary or advisable to accomplish the foregoing;

     (c) In the event that the Parent receives any payment or other distribution of any kind or character from Seller or from any other source whatsoever, in respect of this Subordinated Term Note, other than as expressly permitted by the terms of this Subordinated Term Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by the Parent to Purchaser (for the benefit of the Senior Interest Holders) forthwith. The Parent will mark its books and records so as clearly to indicate that this Subordinated Term Note is subordinated in accordance with the terms hereof. All payments and distributions received by Purchaser in respect of this Subordinated Term Note, to the extent received in or converted into cash, may be applied by Purchaser (for the benefit of the Senior Interest Holders) first to the payment of any and all expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Subordinated Term Note or any security therefor, and any balance thereof shall, solely as between the Parent and the Senior Interest Holders, be applied by Purchaser (in the order of application set forth in Section 3.02(c) of the Purchase Agreement) toward the payment of the Senior Interests; but as between Seller and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests;

     (d) Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Subordinated Term Note, the Parent shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interest until the Senior Interests have been paid and performed in full and in cash;

     (e) These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Parent, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Subordinated Term Note is intended to or shall impair, as between Seller, its creditors (other than the Senior Interest Holders) and the Parent, Seller's obligation, which is unconditional and absolute, to pay the Parent the principal of and interest on this Subordinated Term Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of the Parent and creditors of Seller (other than the Senior Interest Holders);

     (f) The Parent shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or attempt to enforce or collect, or subordinate to any obligation of Seller, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Subordinated Term Note or any rights in respect hereof or (ii) convert this Subordinated Term Note into an equity interest in Seller unless the Parent shall have received the prior written consent of Purchaser in each case;

     (g) The Parent shall not, without the advance written consent of Purchaser, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to Seller until at least one year and one day shall have passed following the date on which the Senior Interests shall have been paid and performed in full and in cash;

     (h) If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

     (i) Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to the Parent, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions (assuming that such Senior Interest Holder is entitled to take any of the following actions pursuant to the Agreement Documents (other than this Subordinated Term Note) or pursuant to applicable law): (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Agreement Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;

     (j) The Parent waives any and all defenses, claims and discharges of Seller, or any other obligor, pertaining to the Senior Interests, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, the Parent will not assert, plead or enforce against the Senior Interest Holders any defense of waiver, release, disallowance or discharge in bankruptcy, the statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Seller or any other person liable in respect of any of the Senior Interests, or any setoff available against the Senior Interest Holders to Seller or any such other person, whether or not on account of a related transaction;

     (k) The Parent hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon the Senior Interests, or any thereof, or any security therefor;

     (l) Each of the Senior Interest Holders may, from time to time, without notice to the Parent, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Interests shall be and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior Interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and

     (m) These Subordination Provisions constitute a continuing offer from the holder of this Subordinated Term Note to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and Purchaser may proceed to enforce such provisions on behalf of each of such Persons and the Senior Interest Holders may rely on these Subordination Provisions during all periods in which Purchases or Reinvestments are made under the Purchase Agreement.

8. General. No delay on the part of the Parent in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Subordinated Term Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by Seller and the Parent and
(ii) all consents required for such actions under the Agreement Documents shall have been received by the appropriate Persons.

9. No Negotiation. This Subordinated Term Note is not negotiable.

10.  Governing Law.  THIS SUBORDINATED TERM NOTE HAS BEEN
DELIVERED IN CHICAGO, ILLINOIS, AND SHALL BE DEEMED TO BE A
CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE
STATE OF ILLINOIS.

11.  Captions.  Paragraph captions used in this Subordinated Term
Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Subordinated Term Note.

                              AGENCY PREMIUM RESOURCE, INC.
                              By:
                              Name:
                              Title:

Schedule attached to Non-Negotiable Subordinated Term Note dated
_______________, 1993 of Agency Premium Resource, Inc. payable to the order of Seafield Capital Corporation.

Date and         Date and           Unpaid
Amount            Amount           Principal       Notation
of Loan        of Repayment         Balance         Made By
